As filed with the Securities and Exchange Commission on July 18, 2005

Registration No. 333-126448

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LG.Philips LCD Co., Ltd.

(Exact name of Registrant as Specified in Its Charter)

The Republic of Korea (State or other jurisdiction of incorporation or organization)	3679 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

17th Floor, West Tower, LG Twin Towers

20 Yoido-dong, Youngdungpo-gu

Seoul, Republic of Korea, 150-721

82-2-3777-1010

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

LG.Philips LCD America Inc.

150 East Brokaw Road

San Jose, California 95112

(408) 350-7723

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jinduk Han, Esq. Sung K. Kang, Esq. Cleary Gottlieb Steen & Hamilton LLP 39th Floor, Bank of China Tower 1 Garden Road, Central, Hong Kong, SAR People’s Republic of China	Jin Hyuk Park, Esq. Simpson Thacher & Bartlett LLP 7th Floor, ICBC Tower 3 Garden Road, Central, Hong Kong, SAR People’s Republic of China

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement is being filed solely for the purpose of filing exhibits to the Registration Statement, and no changes or additions are being made hereby to the Prospectus which forms a part of the Registration Statement. Accordingly, the Prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant’s directors, executive officers and the members of its audit committee are insured against liability relating to the performance of their duties under a directors’ and officers’ insurance policy. The policy provides coverage of up to US$85 million in the aggregate for all insured persons, with respect to each incident triggering liability.

Reference is made to the underwriting agreement, the proposed form of which is filed as Exhibit 1.1 hereto, for the securities included or to be included as exhibits to this Registration Statement, which contain certain provisions for the indemnification by the underwriters of the Registrant and the Registrant’s officers, directors and controlling persons against certain civil liabilities.

ITEM 7.	RECENT SALES OF UNREGISTERED SECURITIES.

The following table sets forth the date of sale and title and amount of securities sold within the last three years that were not registered under the Securities Act of 1933. All such securities were issued outside the United States to individuals or entities who were not citizens or residents of the United States. Accordingly, the offering and issuance of such securities were not subject to the registration requirements of the Securities Act of 1933.

Date of Issuance	Securities	Aggregate Offering Price	Principal Underwriters or Purchasers	Purchase Discounts and Underwriters’ Commissions
		(in billions of Won and millions of US$)		(in billions of Won and millions of US$)
November 6, 2002	Debentures	(Won)300	SK Securities Co., Ltd., Korea Development Bank	(Won)17.2
October 2, 2003	Debentures	(Won)250	SK Securities Co., Ltd., Woori Investment & Securities Co., Ltd.	(Won)5.3
November 4, 2003	Floating Rate Notes	US$202	Korea Development Bank ABN AMRO	US$3.2
November 4, 2003	Term Note	US$63	Woori Bank China Construction Bank DBS Bank	US$1.0
December 11, 2003	Term Note	US$100	Mizuho Corporate Asia (H.K.) Limited	US$1.6
May 13, 2004	Debentures	(Won)300	SK Securities Co., Ltd., Woori Investment & Securities Co., Ltd., Korea Investment & Securities Co., Ltd.	(Won)6.7
October 8, 2004	Floating Rate Notes	US$200	ABN AMRO, The Bank of Nova Scotia Asia Limited, Bayerische Landesbank, Commerz (East Asia) Limited, ICBC, Mizuho	US$2.8
Corporate Asia (H.K.) Limited, Sumitomo Mitsui Banking Corporation, Woori Bank
November 23, 2004	Debentures	(Won)300	Woori Investment & Securities Co., Ltd., SK Securities Co., Ltd. Daewoo Securities Co., Ltd.	(Won)9.2
March 21, 2005	Debentures	(Won)400	Woori Investment & Securities Co., Ltd., Hanwha Securities Co., Ltd.	(Won)7.0
April 12, 2005	Convertible Bonds	US$475	Citigroup Global Markets Limited, Morgan Stanley & Co. International Limited, UBS AG	(Won)3.1

ITEM 8.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	The following documents are exhibits to the registration statement.

Number	Description

1.1	Form of Underwriting Agreement.

3.1*	Articles of Incorporation (translation in English) (incorporated by reference to the Registrant’s previous filing on Form 20-F, filed on April 11, 2005).

4.1*	Form of Common Stock Certificate (including English translation) (incorporated by reference to the Registrant’s previous filing on Form F-1, filed on July 15, 2004).

4.2*	Form of Deposit Agreement among LG.Philips LCD Co., Ltd., Citibank, N.A., as depositary, and all owners and holders from time to time of American depositary shares evidenced by American depositary receipts issued thereunder, including the form of American depositary receipt (incorporated by reference to the Registrant’s Registration Statement on Form F-6, filed on July 6, 2004).

5.1*	Opinion of Kim & Chang regarding the legality of common shares being registered under Korean law.

10.1*	Shareholders’ Agreement between LG Electronics and Philips Electronics (incorporated by reference to the Registrant’s previous filing on Form F-1, filed on July 15, 2004).

10.2*	Registration Rights Agreement between LG.Philips LCD and LG Electronics (incorporated by reference to the Registrant’s previous filing on Form F-1, filed on July 15, 2004).

10.3*	Registration Rights Agreement between LG.Philips LCD and Philips Electronics (incorporated by reference to the Registrant’s previous filing on Form F-1, filed on July 15, 2004).

10.4*	Joint Venture Agreement between LG.Philips LCD and Nippon Electric Glass Co., Ltd. (incorporated by reference to the Registrant’s previous filing on Form 20-F, filed on April 11, 2005).

21.1**	List of subsidiaries of the Registrant.

23.1†	Consent of Kim & Chang.

23.2*	Consent of Samil PricewaterhouseCoopers.

24.1*	Power of Attorney.

*	Filed previously.
**	Incorporated by reference to Note 1 of the consolidated financial statements of LG.Philips LCD included in the prospectus which is a part of this registration statement.
†	Consent contained in Exhibit 5.1.

(b)	Financial statement schedules are included in the notes to the consolidated financial statements included in the registration statement.

ITEM 9.    UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seoul, The Republic of Korea, on July 18, 2005.

LG.PHILIPS LCD CO., LTD.

By:	/s/ BON JOON KOO
Name:	Bon Joon Koo
Title:	Joint Representative Director, Vice-Chairman and Chief Executive Officer

By:	/s/ RON H. WIRAHADIRAKSA
Name:	Ron H. Wirahadiraksa
Title:	Joint Representative Director, President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated on July 18, 2005.

Name	Title	Signature

Ad Huijser	Chairman of the Board of Directors	*

Bon Joon Koo	Joint Representative Director Vice-Chairman and Chief Executive Officer	/s/ BON JOON KOO

Hee Gook Lee	Director	*

Ron H. Wirahadiraksa	Joint Representative Director President and Chief Financial Officer	/s/ RON H. WIRAHADIRAKSA

Bongsung Oum	Director	*

Bart van Halder	Director	*

Ingoo Han	Director	*

Doug J. Dunn	Director	*

Dongwoo Chun	Director	*

*By:	/s/ RON H. WIRAHADIRAKSA
Name:	Ron H. Wirahadiraksa
Title:	Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF

LG.PHILIPS LCD CO., LTD.

Pursuant to the Securities Act of 1933, as amended, this Registration Statement or amendment thereto has been signed by the undersigned in his capacity as the duly authorized representative of the Registrant in the United States, on July 18, 2005.

LG.PHILIPS LCD AMERICA INC.

By:	/s/ HOSUNG KIM
Name: Hosung Kim
Title: President

EXHIBIT INDEX

Number	Description

1.1	Form of Underwriting Agreement.

3.1*	Articles of Incorporation (translation in English) (incorporated by reference to the Registrant’s previous filing on Form 20-F, filed on April 11, 2005).

4.1*	Form of Common Stock Certificate (including English translation) (incorporated by reference to the Registrant’s previous filing on Form F-1, filed on July 15, 2004).

4.2*	Form of Deposit Agreement among LG.Philips LCD Co., Ltd., Citibank, N.A., as depositary, and all owners and holders from time to time of American depositary shares evidenced by American depositary receipts issued thereunder, including the form of American depositary receipt (incorporated by reference to the Registrant’s Registration Statement on Form F-6, filed on July 6, 2004).

5.1*	Opinion of Kim & Chang regarding the legality of common shares being registered under Korean law.

10.1*	Shareholders’ Agreement between LG Electronics and Philips Electronics (incorporated by reference to the Registrant’s previous filing on Form F-1, filed on July 15, 2004).

10.2*	Registration Rights Agreement between LG.Philips LCD and LG Electronics (incorporated by reference to the Registrant’s previous filing on Form F-1, filed on July 15, 2004).

10.3*	Registration Rights Agreement between LG.Philips LCD and Philips Electronics (incorporated by reference to the Registrant’s previous filing on Form F-1, filed on July 15, 2004).

10.4*	Joint Venture Agreement between LG.Philips LCD and Nippon Electric Glass Co., Ltd. (incorporated by reference to the Registrant’s previous filing on Form 20-F, filed on April 11, 2005).

21.1**	List of subsidiaries of the Registrant.

23.1†	Consent of Kim & Chang.

23.2*	Consent of Samil PricewaterhouseCoopers.

24.1*	Power of Attorney.

*	Filed previously.
**	Incorporated by reference to Note 1 of the consolidated financial statements of LG.Philips LCD included in the prospectus which is a part of this registration statement.
†	Consent contained in Exhibit 5.1.